Exhibit 99.1

MongoDB, Inc. Announces Third Quarter Fiscal 2023 Financial Results
Third Quarter Fiscal 2023 Total Revenue of $333.6 million, up 47% Year-over-Year
Continued Strong Customer Growth with Over 39,100 Customers as of October 31, 2022
MongoDB Atlas Revenue up 61% Year-over-Year; 63% of Total Q3 Revenue
NEW YORK - December 6, 2022 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the third quarter ended October 31, 2022.
“MongoDB’s third quarter results were highlighted by 61% Atlas revenue growth and $20 million of non-GAAP operating income. The strength in our business was driven by improved Atlas consumption trends and continued strength in new business activity. Our performance reinforces the strategic importance of MongoDB’s developer data platform in enabling our customers to use software and data to transform their businesses,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB.

Third Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue was $333.6 million for the third quarter of fiscal 2023, an increase of 47% year-over-year. Subscription revenue was $320.8 million, an increase of 47% year-over-year, and services revenue was $12.9 million, an increase of 43% year-over-year.
•Gross Profit: Gross profit was $240.0 million for the third quarter of fiscal 2023, representing a 72% gross margin compared to 70% in the year-ago period. Non-GAAP gross profit was $247.8 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross margin of 73% in the year-ago period.
•Loss from Operations: Loss from operations was $82.9 million for the third quarter of fiscal 2023, compared to a loss of $76.8 million in the year-ago period. Non-GAAP income from operations was $19.8 million, compared to a non-GAAP income of $6.3 million in the year-ago period.
•Net Loss: Net loss was $84.8 million, or $1.23 per share, based on 68.9 million weighted-average shares outstanding, for the third quarter of fiscal 2023. This compares to a net loss of $81.3 million, or $1.22 per share, based on 66.4 million weighted-average shares outstanding, in the year-ago period. Non-GAAP net income was $18.7 million or $0.23 per share based on 80.4 million diluted weighted-average shares outstanding. This compares to a non-GAAP net income of $2.6 million or $0.03 per share in the year-ago period.
•Cash Flow: As of October 31, 2022, MongoDB had $1.8 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended October 31, 2022, MongoDB used $5.7 million of cash from operations, used $1.4 million of cash in capital expenditures and used $1.3 million of cash in principal repayments of finance leases, leading to negative free cash flow of $8.4 million, compared to negative free cash flow of $9.2 million in the year-ago period.
A reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Third Quarter Fiscal 2023 and Recent Business Highlights
•MongoDB and Microsoft announced that the companies are making it easier for developers to build data rich applications at scale with a new pay-as-you-go experience for MongoDB Atlas within the Azure Marketplace & Portal. Additionally, the companies announced that MongoDB Atlas will be available within the Microsoft Intelligent Data Platform.This integration simplifies data management, empowering organizations to accelerate innovation and achieve agility across all their data.

•MongoDB was named a leader in The Forrester Wave™: Translytical Data Platforms, Q4 2022. MongoDB received the highest possible scores across eleven criteria and, according to the Forrester report, organizations are using the MongoDB developer data platform to support real-time analytics, systems of insight, customer 360, internet of things (IoT), and mobile applications.
•From the keynote stage of .local London, MongoDB announced an overhaul of MongoDB University to help support the explosive adoption of MongoDB across the globe. The updated program includes a new catalog of courses with more than 300 different assets ranging from videos, labs, hands-on product lessons, expanded developer certifications, six new language subtitles for global audiences and 24/7 exams with robust study materials.
Fourth Quarter and Full Year Fiscal 2023 Guidance
Based on information available to management as of today, December 6, 2022, MongoDB is issuing the following financial guidance for the fourth quarter and full year fiscal 2023.

	Fourth Quarter Fiscal 2023	Full Year Fiscal 2023
Revenue	$334 million to $337 million	$1.257 billion to $1.260 billion
Non-GAAP Income from Operations	$6 million to $8 million	$30.8 million to $32.8 million
Non-GAAP Net Income per Share	$0.06 to $0.08	$0.29 to $0.31
The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. Fluctuations in MongoDB’s operating results may be particularly pronounced due to adverse macroeconomic conditions and the continuing uncertainty caused by the COVID-19 pandemic. The situation regarding both the adverse macroeconomic environment and the COVID-19 pandemic remains uncertain and could change rapidly, and MongoDB will continue to evaluate the potential impact of both these factors on its business.
Reconciliation of non-GAAP income (loss) from operations and non-GAAP net income (loss) per share guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, December 6, 2022, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.
About MongoDB
MongoDB is the developer data platform company empowering innovators to create, transform, and disrupt industries by unleashing the power of software and data. Headquartered in New York, MongoDB has more than 39,100 customers in over 100 countries. The MongoDB database platform has been downloaded over 325 million times and there have been more than 1.5 million registrations for MongoDB University courses.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the fourth fiscal quarter and full year fiscal 2023 and our ability to capitalize on our market opportunity and deliver strong growth for the foreseeable future. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: the impact the COVID-19 pandemic may have on our business; the financial impacts of the COVID-19 pandemic on our customers and our potential customers; the effects of the ongoing military conflict between Russia and Ukraine on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; our limited operating history; our history of losses; failure of our database platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, filed with the SEC on September 2, 2022. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022 and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;

•amortization of time-based payments associated with prior acquisitions that were deemed to be post-combination compensation expense for U.S. GAAP purposes; and
•in the case of non-GAAP net income (loss) and non-GAAP net income (loss) per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on investments.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash used in operating activities, less capital expenditures, principal repayments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal repayments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com
Media Relations
Matt Trocchio
MongoDB
communications@mongodb.com

MONGODB, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$999,674	$473,904
Short-term investments	787,858	1,352,019
Accounts receivable, net of allowance for doubtful accounts of $5,457 and $4,966 as of October 31, 2022 and January 31, 2022, respectively	231,260	195,383
Deferred commissions	77,446	63,523
Prepaid expenses and other current assets	26,017	32,573
Total current assets	2,122,255	2,117,402
Property and equipment, net	59,489	62,625
Operating lease right-of-use assets	43,485	41,745
Goodwill	57,779	57,775
Acquired intangible assets, net	13,723	20,608
Deferred tax assets	1,657	1,939
Other assets	168,798	147,494
Total assets	$2,467,186	$2,449,588
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,734	$5,234
Accrued compensation and benefits	84,443	112,568
Operating lease liabilities	8,645	8,084
Other accrued liabilities	52,826	48,848
Deferred revenue	364,159	352,001
Total current liabilities	517,807	526,735
Deferred tax liability, non-current	406	81
Operating lease liabilities, non-current	37,261	38,707
Deferred revenue, non-current	34,014	23,179
Convertible senior notes, net	1,139,042	1,136,521
Other liabilities, non-current	54,374	57,665
Total liabilities	1,782,904	1,782,888
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of October 31, 2022 and January 31, 2022; 69,355,046 shares issued and 69,255,675 shares outstanding as of October 31, 2022; 67,543,731 shares issued and 67,444,360 shares outstanding as of January 31, 2022	69	67
Additional paid-in capital	2,159,957	1,860,514
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of October 31, 2022 and January 31, 2022	(1,319)	(1,319)
Accumulated other comprehensive loss	(3,791)	(2,928)
Accumulated deficit	(1,470,634)	(1,189,634)
Total stockholders’ equity	684,282	666,700
Total liabilities and stockholders’ equity	$2,467,186	$2,449,588

MONGODB, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue:
Subscription	$320,756	$217,871	$886,944	$583,822
Services	12,865	9,022	35,784	23,466
Total revenue	333,621	226,893	922,728	607,288
Cost of revenue(1):
Subscription	77,150	57,378	213,154	153,735
Services	16,502	11,086	46,990	29,959
Total cost of revenue	93,652	68,464	260,144	183,694
Gross profit	239,969	158,429	662,584	423,594
Operating expenses:
Sales and marketing(1)	177,419	120,360	509,285	327,627
Research and development(1)	106,392	82,256	310,801	219,403
General and administrative(1)	39,081	32,581	116,204	87,309
Total operating expenses	322,892	235,197	936,290	634,339
Loss from operations	(82,923)	(76,768)	(273,706)	(210,745)
Other income (expense), net	3,117	(2,276)	1,936	(9,262)
Loss before provision for income taxes	(79,806)	(79,044)	(271,770)	(220,007)
Provision for income taxes	5,035	2,249	9,230	2,411
Net loss	$(84,841)	$(81,293)	$(281,000)	$(222,418)
Net loss per share, basic and diluted	$(1.23)	$(1.22)	$(4.11)	$(3.49)
Weighted-average shares used to compute net loss per share, basic and diluted	68,916,813	66,386,379	68,325,990	63,750,884

(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cost of revenue—subscription	$5,016	$3,934	$14,492	$10,322
Cost of revenue—services	2,827	1,521	7,599	4,473
Sales and marketing	38,352	24,790	104,539	64,749
Research and development	41,458	29,205	117,583	73,227
General and administrative	11,545	9,258	35,105	24,556
Total stock‑based compensation expense	$99,198	$68,708	$279,318	$177,327

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(84,841)	$(81,293)	$(281,000)	$(222,418)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,167	3,367	11,912	9,989
Stock-based compensation	99,198	68,708	279,318	177,327
Amortization of debt issuance costs	845	842	2,530	3,161
Amortization of finance right-of-use assets	994	993	2,981	2,981
Amortization of operating right-of-use assets	2,331	1,778	6,789	5,010
Deferred income taxes	716	(333)	414	(2,711)
Accretion of discount on short-term investments	(1,122)	1,984	2,954	4,978
Gain on non-marketable securities	—	—	(1,694)	—
Unrealized foreign exchange (gain) loss	(410)	(541)	(1,554)	503
Change in operating assets and liabilities:
Accounts receivable	(18,780)	(63,215)	(38,260)	(46,892)
Prepaid expenses and other current assets	1,274	(1,371)	6,182	(7,220)
Deferred commissions	(13,354)	(18,363)	(29,909)	(34,819)
Other long-term assets	(171)	(239)	(1,033)	(291)
Accounts payable	475	680	2,636	1,127
Accrued liabilities	(18,568)	32,671	(18,769)	34,138
Operating lease liabilities	(2,555)	(1,748)	(7,104)	(4,343)
Deferred revenue	23,642	48,707	23,973	58,498
Other liabilities, non-current	415	1,583	793	5,651
Net cash used in operating activities	(5,744)	(5,790)	(38,841)	(15,331)
Cash flows from investing activities
Purchases of property and equipment	(1,381)	(2,184)	(6,533)	(4,516)
Acquisition, net of cash acquired	—	—	—	(4,469)
Investment in non-marketable securities	(1,604)	(1,207)	(2,723)	(2,343)
Proceeds from maturities of marketable securities	675,000	125,000	1,075,000	400,000
Purchases of marketable securities	(316,433)	(528,264)	(514,047)	(932,250)
Net cash provided by (used in) investing activities	355,582	(406,655)	551,697	(543,578)
Cash flows from financing activities
Proceeds from exercise of stock options	1,352	1,846	4,340	7,591
Proceeds from issuance of common stock, net of issuance costs	—	(380)	—	889,184
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	—	15,777	12,963
Principal repayments of finance leases	(1,305)	(1,234)	(3,187)	(3,649)
Repayments of convertible senior notes attributable to principal	—	—	—	(27,594)
Net cash provided by financing activities	47	232	16,930	878,495
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,634)	(646)	(4,029)	(1,148)
Net increase (decrease) in cash, cash equivalents and restricted cash	348,251	(412,859)	525,757	318,438
Cash, cash equivalents, and restricted cash, beginning of period	651,926	1,161,519	474,420	430,222
Cash, cash equivalents, and restricted cash, end of period	$1,000,177	$748,660	$1,000,177	$748,660

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$239,969	$158,429	$662,584	$423,594
Gross margin (Gross profit/Total revenue) on a GAAP basis	72%	70%	72%	70%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	5,124	4,226	15,103	11,095
Expenses associated with stock-based compensation: Cost of Revenue—Services	2,660	3,441	7,521	6,938
Non-GAAP gross profit	$247,753	$166,096	$685,208	$441,627
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	73%	74%	73%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$177,419	$120,360	$509,285	$327,627
Less:
Expenses associated with stock-based compensation	38,276	29,219	109,203	75,371
Amortization of intangible assets associated with acquisitions	760	760	2,280	2,280
Non-GAAP sales and marketing operating expense	$138,383	$90,381	$397,802	$249,976

Research and development operating expense on a GAAP basis	$106,392	$82,256	$310,801	$219,403
Less:
Expenses associated with stock-based compensation	42,258	30,934	121,586	78,111
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	1,535	3,785	4,605	7,745
Non-GAAP research and development operating expense	$62,599	$47,537	$184,610	$133,547

General and administrative operating expense on a GAAP basis	$39,081	$32,581	$116,204	$87,309
Less:
Expenses associated with stock-based compensation	12,069	10,691	38,227	28,691
Non-GAAP general and administrative operating expense	$27,012	$21,890	$77,977	$58,618

Reconciliation of GAAP loss from operations to non-GAAP income (loss) from operations:
Loss from operations on a GAAP basis	$(82,923)	$(76,768)	$(273,706)	$(210,745)
Add back:
Expenses associated with stock-based compensation	100,387	78,511	291,640	200,206
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	4,545	6,885	10,025
Non-GAAP income (loss) from operations	$19,759	$6,288	$24,819	$(514)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(84,841)	$(81,293)	$(281,000)	$(222,418)
Add back:
Expenses associated with stock-based compensation	100,387	78,511	291,640	200,206
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	2,295	4,545	6,885	10,025
Amortization of debt issuance costs related to convertible senior notes	845	842	2,530	3,161
Less:
Gain on non-marketable securities	—	—	(1,694)	—
Non-GAAP net income (loss)	$18,686	$2,605	$18,361	$(9,026)

Reconciliation of GAAP net loss per share, basic and diluted, to non-GAAP net income (loss) per share, basic and diluted:
Net loss per share, basic and diluted, on a GAAP basis	$(1.23)	$(1.22)	$(4.11)	$(3.49)
Add back:
Expenses associated with stock-based compensation	1.46	1.18	4.26	3.14
Amortization of intangible assets and post-combination compensation expense associated with prior acquisitions	0.03	0.07	0.10	0.16
Amortization of debt issuance costs related to convertible senior notes	0.01	0.01	0.04	0.05
Less:
Gain on non-marketable securities	—	—	0.02	—
Non-GAAP net income (loss) per share, basic	$0.27	$0.04	$0.27	$(0.14)
Adjustment for fully diluted earnings per share	(0.04)	(0.01)	(0.04)	—
Non-GAAP net income (loss) per share, diluted *	$0.23	$0.03	$0.23	$(0.14)
* Diluted non-GAAP net income per share is calculated based upon 80,393,223 and 79,903,305 of diluted weighted-average shares of outstanding common stock for the three and nine months ended October 31, 2022, respectively. Diluted non-GAAP net income per share for the three months ended October 31, 2021 is calculated based upon 78,511,349 of diluted weighted-average shares of outstanding common stock. The GAAP and Non-GAAP net loss per share calculations exclude potentially dilutive shares as the inclusion of such shares would have been anti-dilutive due to the net loss reported.

The following table presents a reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Net cash used in operating activities	$(5,744)	$(5,790)	$(38,841)	$(15,331)
Capital expenditures	(1,381)	(2,184)	(6,533)	(4,516)
Principal repayments of finance leases	(1,305)	(1,234)	(3,187)	(3,649)
Capitalized software	—	—	—	—
Free cash flow	$(8,430)	$(9,208)	$(48,561)	$(23,496)

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022
Total Customers (a)	22,600+	24,800+	26,800+	29,000+	31,000+	33,000+	35,200+	37,000+	39,100+
Direct Sales Customers(b)	2,800+	3,000+	3,300+	3,600+	3,900+	4,400+	4,800+	5,400+	5,900+
MongoDB Atlas Customers	21,100+	23,300+	25,300+	27,500+	29,500+	31,500+	33,700+	35,500+	37,600+
Customers over $100K(c)	898	975	1,057	1,126	1,201	1,307	1,379	1,462	1,545

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer. As of and prior to January 31, 2022, our definition of “customer” excluded (1) users of our free offerings, (2) mLab users who spend $20 or less per month with us and (3) self-serve users acquired from Realm. The excluded mLab and Realm users collectively represented an immaterial portion of the revenue associated with users acquired from those acquisitions.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	10/31/2020	1/31/2021	4/30/2021	7/31/2021	10/31/2021	1/31/2022	4/30/2022	7/31/2022	10/31/2022
MongoDB Enterprise Advanced: % of Subscription Revenue	43%	41%	40%	36%	34%	33%	33%	28%	29%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	82%	83%	84%	84%	85%	86%	87%	86%	87%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.